Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

______________________________

Written Agreement by and between

    Docket No. 11-048-WA/RB-HC

MID-WISCONSIN FINANCIAL

SERVICES, INC.

Medford, Wisconsin

And

FEDERAL RESERVE BANK OF

MINNEAPOLIS

Minneapolis, Minnesota

_______________________________

WHEREAS, Mid-Wisconsin Financial Services, Inc., Medford, Wisconsin (“MWFSI”), a

registered bank holding company, owns and controls Mid-Wisconsin Bank, Medford, Wisconsin

(the “Bank”), a state nonmember bank, and a nonbank subsidiary;

WHEREAS, it is the common goal of MWFSI and the Federal Reserve Bank of

Minneapolis (the “Reserve Bank”) to maintain the financial soundness of MWFSI so that

MWFSI may serve as a source of strength to the Bank;

WHEREAS, MWFSI and the Federal Reserve Bank have mutually agreed to enter into this

Written Agreement (the “Agreement”); and

WHEREAS, on May 10, 2011, the board of directors of MWFSI, at a duly constituted meeting, adopted a resolution authorizing and directing James. F. Warsaw to enter into this Agreement on behalf of MWFSI, and consenting to compliance with each and every provision of this Agreement by MWFSI and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. 1813(u) and 1818(b)(3)).

NOW, THEREFORE, MWFSI and the Reserve Bank agree as follows:

Source of Strength

1.

 The board of directors of MWFSI shall take appropriate steps to fully utilize

MWFSI’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”)

(12 C.F.R. 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to,

taking steps to ensure that the Bank complies with the Consent Order entered into with the Federal Deposit Insurance Corporation and the State of Wisconsin Department of Financial Institutions on November 9, 2010 and any other supervisory action taken by the Bank’s federal or state regulator.

Dividends and Distributions

2.

 (a)  MWFSI shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulations (the “Director”) of the Board of Governors.

(b)  MWFSI shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c)  MWFSI and its nonbank subsidiary shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

(d)  All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities.  All requests shall contain, at a minimum, current and projected information on MWFSI’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution.  For requests to declare or pay dividends, MWFSI must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement of the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Services, 4-877 at page 4-323).

Debt and Stock Redemption

3.

 (a)  MWFSI and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank.  All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)  MWFSI shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

4.

 Within 60 days of this Agreement, MWFSI shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at MWFSI on a consolidated basis.  The plan shall, at a minimum, address, consider, and include:

(a)

 The consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies; Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank’s federal regulator;

(b)

the adequacy of the Bank’s capital, taking into account the volume of classified credits, its risk profile, the adequacy of the allowance for loan and lease losses, current and projected asset growth, and projected earnings;

(c)

the source and availability of additional funds necessary to fulfill the consolidated organization’s and the Bank’s future capital requirements on a timely basis;

(d)

supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal regulator; and

(e)

the requirements of section 225.4(a) of Regulation Y of the Board of Governors that MWFSI serve as a source of strength to the Bank.

5.

 MWFSI shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which any of MWFSI’s capital ratios fall below the approved plan’s minimum ratios.  Together with the notification, MWFSI shall submit an acceptable written plan that details the steps that MWFSI will take to increase MWFSI’s capital ratios to or above the approved plan’s minimums.

Cash Flow Projections

6.

 Within 60 days of this Agreement, MWFSI shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes (“Cash Flow Projection”) for 2011.  MWFSI shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2011 at least one month prior to the beginning of that calendar year.

Compliance with Laws and Regulations

7.

 (a)  in appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, MWFSI shall comply with the notice provision of section 32 of the FDI Act (12 U.S.C. 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. 225.71 et seq.).

(b)  MWFSI shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).

Progress Reports

8.

 Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provision of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and as applicable, report of changes in stockholders’ equity.

Approval and Implementation of Plan

9.

(a)  MWFSI shall submit a written capital plan that is acceptable to the Reserve Bank within the applicable time period set forth in paragraph 4 of this Agreement.

(b)  Within 10 days of approval by the Reserve Bank, MWFSI shall adopt the approved capital plan.  Upon adoption, MWFSI shall promptly implement the approved plan, and thereafter fully comply with it.

(c)  During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

10.

 All communication regarding this Agreement shall be sent to:

(a)

Ms. Diann G. Townsend

Assistant Vice President

Federal Reserve Bank of Minneapolis

90 Hennepin Avenue

Minneapolis, Minnesota 55480-0291

(b)

Mr. James F. Warsaw

President/CEO

Mid-Wisconsin Financial Services, Inc.

132 West State Street

Medford, Wisconsin 54451

Miscellaneous

11.

 Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to MWFSI to comply with any provision of this Agreement.

12.

The provision of this Agreement shall be binding upon MWFSI and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

13.

Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

14.

The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting MWFSI, the Bank, any nonbank subsidiary of MWFSI, or any of their current or former institution-affiliated parties and their successors and assigns.

15.

Pursuant of section 50 of the FDI Act (12 U.S.C. 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 10th day of May, 2011.

MID-WISCONSIN FINANCIAL

FEDERAL RESERVE BANK

SERVICES, INC.

OF MINNEAPOLIS

By:________________________

By:________________________

James F. Warsaw

James M. Barnes

President/CEO

             Vice President